Exhibit 10.6

PROMISSORY NOTE

Principal: $752,654.62; Loan Date: 09-30-2003; Maturity: 09-30-2004.

Borrower: Flotek Industries, Inc. (TIN: 77-0709256); 7030 Empire Central Drive; Houston, Texas 77040.

Lender: Legacy Bank; Legacy Bank; PO Box 1109; 2024 N. Hwy 81; Duncan, Oklahoma 73534-1109.

Principal Amount: $752,654.62; Initial Rate: 8.250%; Date of Note: September 30, 2003.

PROMISE TO PAY. Flotek Industries, Inc. (“Borrower”) promises to pay to Legacy Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Seven Hundred Fifty-two Thousand Six Hundred Fifty-four & 62/100 Dollars ($752,654.62) together with interest on the unpaid principal balance from September 30, 2003, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 11 regular payments of $15,394.22 each and one irregular last payment estimated at $641,639.93. Borrower’s first payment is due October 30, 2003, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on September 30, 2004, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs; then to any late charges; then to any accrued unpaid interest; and then to principal. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an independent index which is the minimum prime lending rate for large U.S. Money Center Commercial banks as published in the Money Rate Section of the Wall Street Journal (the “Index.). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each quarter. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.000% per annum. Prior to adding or subtracting any margin to the Index, the Index is rounded up to the nearest 0.001 per cent, resulting in a current rounded Index of 4.000%. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 4.250 percentage points over the Index, rounded up to the nearest 0.001 percent, resulting in an initial rate of 8.250% per annum. NOTICE: Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full” “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Legacy Bank, Legacy Bank, PO Box 1109, 2024 N. Hwy 81, Duncan, OK 73534-1109.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $20.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 21.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation all attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ok1ahoma. This Note has been accepted by Lender in the State of Oklahoma.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower’s loan and the check or other payment order including any preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower, acknowledges this Note is secured by commercial security agreements from Chemical and Equipment Specialties, Inc., Neal’s Technology, Inc., Padko International, Inc., Plainsman Technology, Inc. and Esses, Inc. dated 5-30-2001 and filed centrally with the clerks of Oklahoma, Texas, Delaware and Louisiana, guaranteed by Dr. Glenn S. Penny and commercial security agreements from Flotek Industries, Inc. and its subsidiaries i.e.; Chemical and Equipment Specialties, Inc., Neal’s Technology, Inc., Esses, Inc., Plainsman Technology, Inc., Padko International, Inc., Turbeco, Inc., USA Petrovalve, Inc., Trinity Tool, Inc., Material Translogistics, Inc., and Petrovalve, Inc. dated 1-7-2002 to lender and filed centrally with the clerks of Oklahoma, Texas, Delaware and Louisiana on all UCC collateral.

ADDITIONAL FEES. Borrower(s) agrees to pay any and all fees or costs associated with this indebtedness as deemed necessary by Lender, for file documentation or security perfection. These additional fees or costs may include, but not be limited to, attorney fees, appraisal fees, title fees, filing and recording fees, or abstracting fees. Said fees, if not paid when incurred, will be added to the principal of this indebtedness.

PRIOR NOTE. Legacy Bank loan numbers 9592507 and 9658178.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Legacy Bank, PO Box 1038, Hinton, OK 73047.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD All THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER: FLOTEK INDUSTRIES, INC. By: /s/ Jerry D. Dumas, Sr. ————————————————— Jerry D. Dumas, Sr., CEO of Flotek Industries, Inc.

By: /s/ Mark D. Kehnemund ————————————————— Mark D. Kehnemund, Chief Financial Officer of Flotek Industries, Inc.

COMMERCIAL SECURITY AGREEMENT

Principal: $752,654.62; Loan Date: 09-30-2003; Maturity: 09-30-2004.

Grantor: Flotek Industries, Inc. (TIN: 77-0709256); 7030 Empire Central Drive; Houston, Texas 77040.

Lender: Legacy Bank; Legacy Bank; PO Box 1109; 2024 N. Hwy 81; Duncan, Oklahoma 73534-1109.

THIS COMMERCIAL SECURITY AGREEMENT dated September 30, 2003, is made and executed between Flotek Industries, Inc. (“Grantor”) and Legacy Bank (“Lender”).

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:

All Inventory, Chattel Paper and Accounts

The Collateral includes any and all of Grantor’s present and future inventory (including consigned inventory), related equipment, goods, merchandise and other items of personal property, no matter where located, of every type and description, including without limitation any and all of Grantor’s present and future raw materials, components, work-in-process, finished items, packing and shipping materials, containers, items held for sale, items held for lease, items for which Grantor is lessor, goods to be furnished under contract for services, materials used or consumed in Grantor’s business, whether held by Grantor or by others, and all documents of title, warehouse receipts, bills of lading, and other documents of every type covering all or any part of the foregoing, and any and all additions thereto and substitutions or replacements therefor, and all accessories, attachments, and accessions thereto, whether added now or later, and all products and proceeds derived or to be derived therefrom, including without limitation all insurance proceeds and refunds of insurance premiums, if any, and all sums that may be due from third parties who may cause damage to any of the foregoing, and any rights of Grantor to collect or enforce payment thereof, as well as to enforce any lease or other disposition of any of the foregoing, or from any insurer, whether due to judgment, settlement, or other process, and any and all present and future accounts, contract rights, chattel paper, instruments, documents, and notes that may be derived from the sale, lease or other disposition of any of the foregoing, and any rights of Grantor to collect or enforce payment thereof, as well as to enforce any guarantees of the forgoing and security therefor, and all of Grantor’s present and future general intangibles in any way related or pertaining to the ownership, operation, use, or collection of any of the foregoing, including without limitation Grantor’s books, records, files, computer disks and software, and all rights that Grantor may have with regard thereto. Inventory includes inventory temporarily out of Grantor’s possession or custody and all returns on accounts, chattel paper and instruments.

The Collateral includes any and all of Grantor’s present and future chattel paper, equipment leases, retail installment contracts, notes and chattel mortgages, notes and security agreements, instruments, documents, and all other similar obligations and indebtedness that may now and in the future be owed to or held by Grantor from whatever source arising, and all monies and proceeds payable thereunder, and all of Grantor’s rights and remedies to collect and enforce payment and performance thereof, as well as to enforce any guaranties of the foregoing and security therefore, and all of Grantor’s present and future rights, title and interest in and with respect to the goods or other property that may give rise to or that may secure any of the foregoing, including without limitation Grantor’s insurance rights with regard thereto, and any and all present and future general intangibles of Grantor in any way related or pertaining to any of the foregoing, including without limitation Grantor’s account ledgers, books, records, files, computer disks and software, and all rights that Grantor may have with regard thereto.

The Collateral includes any and all of Grantor’s present and future accounts, accounts receivable, other receivables, contract rights, instruments, documents, notes, and all other similar obligations and indebtedness that may now and in the future be owed to or held by Grantor from whatever source arising, and all monies and proceeds payable thereunder, and all of Grantor’s rights and remedies to collect and enforce payment and performance thereof, as well as to enforce any guaranties of the foregoing and security therefore, and all of Grantor’s present and future rights, title and interest in and with respect to the goods, services, and other property that may give rise to or that may secure any of the foregoing, including without limitation Grantor’s insurance rights with regard thereto, and all present and future general intangibles of Grantor in any way related or pertaining to any of the foregoing, including without limitation Grantor’s account ledgers, books, records, files, computer disks and software, and all rights that Grantor may have with regard thereto.

The word “Collateral” also includes any and all present or future parts, accessories, attachments, additions, accessions, substitutions and replacements to and for the collateral. The word “Collateral” further includes any and all of Grantor’s present and future rights to any proceeds derived or to be derived from the sale, lease, damage, destruction, insurance loss, expropriation and other disposition of the collateral, including without limitation, any and all of Grantor’s rights to enforce collection and payment of such proceeds.

Despite any other provision of this Agreement, Lender is not granted, and will not have, a nonpurchase money security interest in household goods, to the extent such a security interest would be prohibited by applicable law.

CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

CONTINUING SECURITY INTEREST TO SECURE PRESENT AND FUTURE INDEBTEDNESS. Grantor affirms that Grantor has granted a continuing security interest in the Collateral in favor of Lender to secure any and all present and future Indebtedness of Grantor in favor of Lender, as may be outstanding form time to time set forth above, in principal, interest, costs, expenses, reasonable attorneys’ fees and other fees and charges, with the continuing preferences and priorities provided under applicable Louisiana law. Grantor agrees that all such additional loans and Indebtedness will be secured under this Agreement without the necessity that Grantor (or any of them) agree or consent to such a result at the time such additional loans are made and Indebtedness incurred, without the further necessity that the note or notes evidencing such additional loans or Indebtedness refer to the fact that such notes are secured by this Agreement. Grantor further agrees Grantor may not subsequently have a change of mind and insist that any such additional loans or Indebtedness not be secured by this Agreement unless Lender specifically agrees to such a request in writing.

DURATION OF AGREEMENT. This Agreement shall remain in full force and effect until such time as this Agreement and the security interests created hereby are terminated and cancelled by Lender under a written cancellation instrument in favor of Grantor.

GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest. Grantor agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender’s interest upon any and all chattel paper if not delivered to Lender for possession by Lender.

Notices to Lender. Grantor will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor’s name; (2) change in Grantor’s assumed business name(s); (3) change in the management of any Corporation Grantor; (4) change in the authorized signer(s); (5) change in Grantor’s principal office address; (6) change in Grantor’s state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor’s name or state of organization will take effect until after Lender has received notice.

Purchase Money Security Interest. Lender’s security interest in Grantor’s inventory and/or equipment as provided herein constitutes a “purchase money security interest” within the context of the Uniform Commercial Code, and Grantor shall use, or, as applicable, has used the proceeds of Grantor’s loan evidenced by the herein-referenced Note solely to purchase or acquire such inventory and/or equipment.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any Account becomes subject to a security interest in favor of Lender, the Account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Grantor with or for the account debtor. So long as this Agreement remains in effect, Grantor shall not, without Lender’s prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such Accounts. There shall be no setoffs or, counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

Location of the Collateral. Except in the ordinary course of Grantor’s business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor’s address shown above or at such other locations as are acceptable to Lender. Upon Lender’s request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor’s operations, including without limitation the following: (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral. Except in the ordinary course of Grantor’s business, including the sales of inventory, Grantor shall not remove the Collateral from its existing location without Lender’s prior written consent. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Louisiana, without Lender’s prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor’s business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor’s business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, Encumbrance or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title, Authority, Binding Effect. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all Encumbrances except for Lender’s security interest. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor further represents and warrants that Grantor has requisite authority to enter into this Agreement in favor of Lender and to grant to Lender the security interest in the Collateral as provided herein. Grantor additionally represents and warrants that this Agreement is binding upon Grantor as well as Grantor’s heirs, successors, transferees and assigns, and is legally enforceable in accordance with its terms.

Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

Inspection of Collateral. Lender and Lender’s designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes. Grantor shall promptly pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges of every type and description, that may from time to time be imposed, assessed and levied against the Collateral or against Grantor. Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized.

Compliance with Governmental Requirements. Grantor shall comply promptly with, and shall cause others to comply with, all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender’s interest in the Collateral, in Lender’s opinion, is not jeopardized. Grantor shall not use the Collateral, and shall not permit others to use the Collateral, for any purpose other than those previously agreed to by Lender in writing; but in no event shall any of the Collateral be used in any manner that would damage, depreciate or diminish its value or that may result in cancellation or termination of insurance coverage. Grantor additionally agrees not to do or suffer to be done anything that may increase the risk of fire or other hazards to the Collateral.

Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance. The representations and warranties contained herein are based on Grantor’s due diligence in investigating the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Required Insurance. So long as this Agreement remains in effect, Grantor shall, at its sole cost, keep and/or cause others, at their expense, to keep the Collateral constantly insured against loss by fire, by hazards included within the term “extended coverage,” and by such other hazards (including flood insurance where applicable) as may be required by Lender. Such insurance shall be in an amount not less that the full replacement value of the Collateral, or such other amount or amounts as Lender may require or approve in writing. Grantor shall further provide and maintain, at its sole cost and expense, comprehensive public liability insurance, naming both Grantor and Lender as parties insured, protecting against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation and condition of the Collateral, and further containing a broad form contractual liability endorsement covering Grantor’s obligations to indemnify Lender as provided hereunder.

Insurance Proceeds. Lender shall have the right to directly receive the proceeds of all insurance protecting the Collateral. In the event that Grantor should receive any such insurance proceeds, Grantor agrees to immediately turn over and to pay such proceeds directly to Lender. All insurance proceeds may be applied, at its sole option and discretion, and in such a manner as Lender may determine (after payment of all reasonable costs, expenses and attorneys’ fees necessarily paid or fees necessarily paid or incurred by Lender in this connection), for the purpose of: (1) repairing or restoring the lost, damaged or destroyed Collateral; or (2) reducing the then outstanding balance of Grantor’s Indebtedness.

Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

Prior Encumbrances. To the extent applicable, Grantor shall fully and timely perform any and all of Grantor’s obligations under any prior Encumbrances affecting the Collateral. Without limiting the foregoing, Grantor shall not commit or permit to exist any breach of or default under any such prior Encumbrances. Grantor shall further promptly notify Lender in writing upon the occurrence of any event or circumstances that would, or that might, result in a breach or of default under any such prior Encumbrance. Grantor shall further not modify or extend any of the terms of any prior Encumbrance or any indebtedness secured thereby, or request or obtain any additional loans or other extensions of credit from any third party creditor or creditors whenever such additional loan advances or other extensions of credit may be directly or indirectly secured, whether by cross-collateralization or otherwise, by the Collateral, or any part of parts thereof, with possible preference and priority over Lender’s security interest. Grantor additionally agrees to obtain, upon Lender’s request, and in form and substance as may then be satisfactory to Lender, appropriate waivers and subordinations of any lessor’s liens or privileges, vendor’s liens or privileges, purchase money security interests, and any other Encumbrances that may affect the Collateral at any time.

Future Encumbrances. Grantor shall not, without the prior written consent of Lender, grant any Encumbrance that may affect the Collateral, or any part of parts thereof, not shall Grantor permit or consent to any Encumbrance attaching to or being filed against any of the Collateral in favor of anyone other than Lender. Grantor shall further promptly pay when due all statements and charges of mechanics, materialmen, laborers and others incurred in connection with the alteration, improvement, repair and maintenance of the Collateral, or otherwise furnish appropriate security or bond, so that no future Encumbrance may ever attach to or be filed against any Collateral. Grantor additionally agrees to obtain, upon request by Lender, and in form and substance as may then be satisfactory to Lender, appropriate waivers and/or subordinations of any lessor’s liens or privileges, vendor’s liens or privileges, purchase money security interests, and any other Encumbrances that may affect the Collateral at any time.

Notice of Encumbrances. Grantor shall immediately notify Lender in writing upon the filing of any attachment, lien, judicial process, claim, or other Encumbrance. Grantor additionally agrees to notify Lender immediately in writing upon the occurrence of any default, or event that with the passage of time, failure to cure, or giving of notice, might result in a default under any of Grantor’s obligations that may be secured by any presently existing or future Encumbrance, or that might result n an Encumbrance affecting the Collateral, or should any of the Collateral be seized or attached or levied upon, or threatened by seizure or attachment or levy, by any person other than Lender.

Books and Records. Grantor will keep proper books and records with regard to Grantor’s business activities and the Collateral in which a security interest is granted hereunder, in accordance with GAAP, applied on a consistent basis throughout, which books and records shall at all reasonable times be open to inspection and copying by Lender or Lender’s designated agents. Lender shall also have the right to inspect Grantor’s books and records, and to discuss Grantor’s affairs and finances with Grantor’s officers and representatives, at such reasonable times as Lender may designate.

Financing Statements. Grantor authorizes Lender to file a UCC-1 financing statement, or alternatively, a copy of this Agreement to perfect Lender’s security interest. At Lender’s request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Property. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute lien entry forms, financing statements and documents of title in Grantor’s name and to execute all documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement. If Grantor changes Grantor’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify the Lender of such change.

GRANTOR’S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until default and except as otherwise provided below with respect to accounts, Grantor may have possession and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender’s security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. Lender or Lender’s agents may also periodically contact individual obligors and debtors to verify the amounts then owing under such obligations, to determine whether such obligors and debtors have any offsets or counterclaims against the accounts or Grantor, and to inquire about such other matters as Lender may deem necessary or desirable. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender’s sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

ADDITIONAL COVENANTS. Grantor additionally agrees:

No Settlement or Compromise. Grantor will not, without the prior written consent of Lender, compromise, settle, adjust or extend payment under any of the Collateral.

Books and Records. Grantor will keep proper books and records with regard to Grantor’s business activities and the Collateral, which books and records shall at all times be open to inspection and copying by Lender or its designated agent. Lender shall also have the right to inspect Grantor’s books and records, and to discuss Grantor’s affairs and finances with Grantor at such reasonable times as Lender may designate.

Aging of Accounts. Grantor will periodically, at such intervals requested by Lender, furnish Lender with an aging of that part of the Collateral consisting of accounts, together with a certificate executed by an officer of Grantor, in such form and containing such representations and warranties regarding the accounts as Lender may reasonably require.

Notice to Obligors. Upon request by Lender, Grantor immediately will notify individual obligors with regard to the Collateral, advising such obligors of the fact that Lender has been granted a security interest in their obligations. In the event that Grantor should fail to provide such notices for any reason upon Lender’s request, Grantor agrees that Lender may forward appropriate notices to such obligors and debtors either in Lender’s name or in Grantor’s name.

Additional Documents. Grantor shall at any time, from time to time, one or more times, upon Lender’s written request, execute and deliver such further documents and do any and all such further acts and things as Lender may reasonably request, within Lender’s sole discretion, to effect the purposes of this Agreement.

Verifications. Grantor additionally agrees that Lender or Lender’s agents may periodically contact individual debtors whose Notes, Instruments and Chattel Paper have been assigned and pledged under this Agreement in order to verify the amounts then owing under such obligations, to determine whether such debtors have any offsets or counterclaims against Grantor, and with respect to such other matters about which Lender may inquire.

Notification of Lender. Grantor will promptly deliver to Lender all written notices, and will promptly give Lender written notice of any other notices received by Grantor with respect to the Collateral and Rights, and Lender will promptly give like notice to Grantor of any such notices received by Lender or its nominee.

LENDER’S EXPENDITURES. Grantor recognizes and agrees that Lender may incur certain expenses in connection with Lender’s exercise of rights under this Agreement. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, Encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral, including but without limitation, the purchase of insurance protecting only Lender’s interest in the Collateral. Lender may further take such other action or actions and incur such additional expenditures as Lender may deem to be necessary and proper to cure or rectify any actions or inactions on Grantor’s part as may be required under this Agreement. Nothing under this agreement or otherwise shall obligate Lender to take any such actions or to incur any such additional expenditures on Grantor’s behalf, or as making Lender in any way responsible or liable for any loss, damage, or injury to the Collateral, to Grantor, or to any other person or persons, resulting from Lender’s election not to take such actions or to incur such additional expenses. In addition, Lender’s election to take any such actions or to incur such additional expenditures shall not constitute a waiver of forebearance by Lender of any Event of Default under this Agreement. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note or at the highest rate authorized by law, from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

EVENTS OF DEFAULT. The following actions or inactions or both shall constitute Events of Default under this Agreement:

Default Under the Note. Should Grantor default in the payment of principal or interest under the Note or any of the Indebtedness.

Default Under this Agreement. Should Grantor violate, or fail to comply fully with any of the terms and conditions of, or default under this Agreement.

Default Under other Agreements. Should any default occur or exist under any Related Document which directly or indirectly secures repayment of any of the Indebtedness.

Other Defaults in Favor of Lender. Grantor or any guarantor defaults under any other loan, extension of credit, security right, instrument, document, or agreement, or obligation in favor of Lender.

Death. Grantor, or any guarantor of the Indebtedness, dies.

Insolvency. Should the suspension, failure or insolvency, however evidenced, of Grantor or any Guarantor occur or exist.

Readjustment of Indebtedness. Should proceedings for readjustment of indebtedness, reorganization, composition or extension under any insolvency law be brought by or against Grantor or any Guarantor.

Assignment for Benefit of Creditors. Should Grantor or any Guarantor file proceedings for a respite or make a general assignment for the benefit of creditors.

Receivership. Should a receiver of all or any part of Grantor’s property, or the property of any Guarantor, be applied for or appointed.

Dissolution Proceedings. Proceedings for the dissolution or appointment of a liquidator of Grantor or any guarantor are commenced.

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insecurity. Lender in good faith believes itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights, of a secured party under applicable law, and more specifically under the Louisiana Commercial Laws (La. R.S. 10:9-101 et. seq.). In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor. Lender, at its sole option, may accelerate the maturity and declare and demand immediate payment in full of any and all Indebtedness secured hereby in principal, interest, costs, expenses, attorneys’ fees and other fees and charges.

Seizure and Sale of Collateral in Louisiana. In the event that Lender elects to commence appropriate Louisiana foreclosure proceedings under this Agreement, Lender may cause the Collateral, or any part or parts thereof, to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Grantor or placing Grantor in default, all of which are expressly waived.

Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, Grantor confesses judgment and acknowledges to be indebted to Lender, up to the full amount of the Indebtedness in principal, interest, costs, expenses, reasonable attorneys’ fees and other fees and charges. Grantor further confesses judgment and acknowledges to be indebted unto and in favor of Lender in the amount of all additional advances that Lender may make on Grantor’s behalf pursuant to this Agreement, together with interest thereon, up to a maximum of two (2) times the face amount of the aforesaid Note. To the extent permitted under applicable Louisiana law, Grantor additionally waives: (1) the benefit of appraisal as provided in Articles 2332, 2336, 2723, and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (2) the demand and three (3) days’ delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (3) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (4) the three (3) days’ delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (5) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles note specifically mentioned above.

Keeper. Should any or all of the Collateral be seized as an incident to an action for the recognition or enforcement of this Agreement, by executory process, sequestration, attachment, writ of fieri facias or otherwise, Grantor hereby agrees that the court issuing any such order shall, if requested by Lender, appoint Lender, or any agent designated by Lender or any person or entity named by Lender at the time such seizure is requested, or any time thereafter, as Keeper of the Collateral as provided under La. R.. 9:5136, et. seq. Such a Keeper shall also be secured by this Agreement in the form of an Additional Advance as provided in this Agreement.

Declaration of Fact. Should it become necessary for Lender to foreclose under this Agreement, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-508, as applicable.

Deliver Collateral. This provision applies, to the extent applicable, if and when the Collateral for any reason is located outside the State of Louisiana following the occurrence of any Event of Default, or should there be a subsequent change in Louisiana law permitting such remedies. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

Public or Private Sale of Collateral. To the extent that any of the Collateral is then in Lender’s possession, Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender’s own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid. Grantor agrees that any such sale shall be conclusively deemed to be conducted in a commercially reasonable manner if it is made consistent with the standard of similar sales of collateral by commercial banks in LA, Louisiana.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Leases and Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Collect Revenues, Apply Accounts. Lender shall have the right, at Lender sole option and election, at any time, whether or not one or more Events of Default then exist under this Agreement, to directly collect and receive all proceeds and/or payments arising under or in any way accruing from the Collateral, as such amounts become due and payable. In order to permit the foregoing, Grantor unconditionally agrees to deliver to Lender, immediately following demand, any and all of Grantor’s records, ledger sheets, and other documentation, in the form requested by Lender, with regard to the Collateral and any and all proceeds and/or payments applicable thereto.

Lender shall have the further right, whether or not an Event of Default then exists under this Agreement, where appropriate and within Lender’s sole discretion, to file suit, either in Lender’s own name or in the name of Grantor, to collect any and all proceeds and payments that may then and/or in the future be due and owing under this Agreement, and if as a result of such it is necessary for Lender to attempt to collect any such proceeds and/or payments from the obligors therefore, Lender may compromise, settle, extend, or renew for any period (whether or not longer than the original period) any obligation or indebtedness thereunder or evidenced thereby, or surrender, release, or exchange all or any part of said obligation or indebtedness, without affecting the liability of Grantor under this Agreement or under the Indebtedness. To that end, Grantor hereby irrevocably constitutes and appoints Lender as Grantor’s attorney-in-fact, coupled with an interest and with full power of substitution, to take any and all such actions and any and all other actions permitted hereby, either in the name of Grantor or Lender.

Additional Expenses. In the event that it should become necessary for Lender to conduct a search for any of the Collateral in connection with any foreclosure action, or should it be necessary to remove the Collateral, or any part of parts thereof, from the premises in which or on which the Collateral is then located, and/or to store and/or refurbish such Collateral, Grantor agrees to reimburse Lender for the cost of conducting such a search and/or removing and/or storing and/or refurbishing such Collateral, which additional expense shall also be secured by the lien of this Agreement.

Specific Performance. Lender may, in addition to or in lieu of the foregoing remedies, in Lender’s sole discretion, commence an appropriate action against Grantor seeking specific performance of any covenant contained in this Agreement or in aid of the execution or enforcement of any power in this Agreement granted.

Obtain Deficiency. Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement and any Related Document.

Other Rights and Remedies. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies. Nothing under this Agreement or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender following an Event of Default, or in any way to limit or restrict the rights and ability of Lender to proceed directly against Grantor and/or against any other co-maker, guarantor, surety or endorser and/or to proceed against any other collateral directly or indirectly securing the Indebtedness.

PROTECTION OF LENDER’S SECURITY RIGHTS. Grantor will be fully responsible for any losses that Lender may suffer as a result of anyone other than Lender asserting any rights or interest in or to the Collateral. Grantor agrees to appear in and to defend all actions or proceedings purporting to affect Lender’s security interests in any of the Collateral subject to this Agreement and any of the rights and powers granted Lender hereunder. In the event that Grantor fails to do what is required of it under this Agreement, or if any action or proceeding is commenced naming Lender as a party of affecting Lender’s security interests or the rights and powers granted under this Agreement, then Lender may, without releasing Grantor from any of its obligations under this Agreement, does whatever Lender believes to be necessary and proper within its sole discretion to protect the security of this Agreement, including without limitation making additional advances on Grantor’s behalf as provided herein.

INDEMNIFICATION OF LENDER. Grantor agrees to indemnify, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, damages, losses, costs, expenses (including without limitation Lender’s reasonable attorneys’ fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Lender arising out of or in any manner occasioned by this Agreement and the exercise of the rights and remedies grated Lender hereunder. The foregoing indemnity provisions shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation, and the foregoing indemnity shall survive in the event that Lender elects to exercise any of the remedies as provided under this Agreement following default hereunder.

EXECUTION OF ADDITIONAL DOCUMENTS. Grantor agrees to execute all additional documents, instruments and agreements that Lender may deem to be necessary and proper, within its sole discretion, in form and substance satisfactory to Lender, to keep this Agreement in effect, to better reflect the true intent of this Agreement, and to consummate fully all of the transactions contemplated hereby and by any other agreement, instrument or document heretofore, now or at any time or times hereafter executed by Grantor and delivered to Lender.

INSPECTION OF COLLATERAL. Lender and Lender’s designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

AUDITS. Lender and its agents may also periodically conduct audits of the Collateral and may further inspect and audit Grantor’s books and records that in any way pertain to the Collateral and any part of parts thereof.

APPLICATION OF PAYMENTS. Grantor agrees that all payments and other sums and amounts, received by Lender under the Indebtedness or under this Agreement, including, but not limited to, the net proceeds of any judicial or other sale, or any charter, management or other use of the Collateral by Lender, of any claim for damages to the Collateral and of any insurance proceeds received by Lender (except to the extent that such insurance proceeds are to be paid to Grantor pursuant to any other provisions of this Agreement) shall be held and applied by Lender from time to time in accordance with the terms of the Note.

TAXATION. In the event that there should be any change in law with regard to taxation of security agreements or the debts they secure, Grantor agrees to pay any taxes, assessments or charges that may be imposed upon Lender as a result of this Agreement.

EFFECT OF WAIVERS. Grantor has waived, and/or does by these presents waive, presentment for payment, protest, notice of protest and notice of nonpayment under all of the Indebtedness secured by this Agreement. Grantor has further waived, and/or does by these presents waive, all pleas of division and discussion, and all similar rights with regard to the Indebtedness, and agrees that Grantor shall remain liable, together with any and all Guarantors, on a “solidary” or “joint and several” basis. Grantor further agrees that discharge or release of any party who is, may, or will be liable to Lender under any of the Indebtedness, or the release of the Collateral or any other collateral directly or indirectly securing repayment of the same, shall not have the effect of releasing or otherwise diminishing or reducing the actual or potential liability of Grantor and/or any other party or parties guaranteeing payment of the Indebtedness, who shall remain liable to Lender, and/or of releasing any Collateral or other collateral that is not expressly released by Lender.

Grantor additionally agrees that Lender’s acceptance of payments other than in accordance with the terms of any agreement or agreements governing repayment of the Indebtedness, or Lender’s subsequent agreement to extend or modify such repayment terms, shall likewise not have the effect of releasing any party or parties from their respective obligations to Lender, and/or of releasing any of the Collateral or other collateral directly or indirectly securing repayment of the Indebtedness. In addition, no course of dealing between Lender and Grantor, not any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender under this Agreement, or under any other agreement or agreements by and between Lender and Grantor, shall have the effect of waiving any of Lender’s rights and remedies. Any partial exercise of any rights and remedies granted to Lender shall furthermore not constitute a waiver of any of Lender’s other rights and remedies, it being Grantor’s intent and agreement that Lender’s rights and remedies shall be cumulative in nature. Grantor further agrees that, upon the occurrence of any Event of Default under this Agreement, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance as to one Event of Default shall not constitute a waiver or forbearance as to any other Event of Default. None of the warranties, conditions, provisions and terms contained in this Agreement or any other agreement, document, or instrument now or hereafter executed by Grantor and delivered to Lender, shall be deemed to have been waived by any act or knowledge of Lender, its agents, officers or employees; but only by an instrument in writing specifying such waiver, signed by a duly authorized officer of Lender and delivered to Grantor.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Lender, and then shall be effective only as to the specific instance and for the specific purpose which given.

Attorneys’ Fees; Expenses. Grantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Oklahoma, except and only to the extent of procedural matters related to the perfection and enforcement of Lender’s rights and remedies against the Collateral, which matters shall be governed by the laws of the State of Louisiana. However, in the event that the enforceability or validity of any provision of this Agreement is challenged or questioned, such provision shall be governed by whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision. The loan transaction which is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of Oklahoma.

Notices. To give Grantor any notice required under this Agreement, Lender may hand deliver or mail the notice to Grantor at Grantor’s last address in Lender’s records. If there is more than one Grantor under this Agreement, notice to a single Grantor shall be considered as notice to all Grantors. To give Lender any notice under this Agreement, Grantor (or any Grantor) shall mail the notice to Lender by registered or certified mail at the address specified in this Agreement, or at any other address that Lender may have given to Grantor (or any Grantor) by written notice as provided in this section. All notices required or permitted under this Agreement must be in writing and will be considered as given on the day it is delivered by hand or deposited in the U.S. Mail as provided herein.

Power of Attorney. Grantor hereby appoints Lender as Grantor’s irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic, facsimile or other reproduction of any financing statement. Grantor will reimburse Lender for all expenses for the perfection, termination and the continuation of the perfection of Lender’s security interest in the Collateral.

Exemption Waiver. In granting this Agreement, Grantor waives any and all homestead exemptions and other rights and all other exemptions from seizure or sale with regard to the Collateral to which Grantor may be entitled under the laws of the State of Louisiana.

Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

Successors and Assigns Bound; Solidary Liability. Subject to any limitations set forth herein on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, and their successors and assigns. In the event that there is more than one Grantor under this Agreement, all of the agreements and obligations made and/or incurred by any Grantor under this Agreement shall be on a “solidary” or “joint and several” basis.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Louisiana Commercial Laws (La. R.S. 10:9-101, et. seq.):

Account. The word “Account” means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Grantor (or to a third party grantor acceptable to Lender).

Agreement. The word “Agreement” means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Borrower. The word “Borrower” means Flotek Industries, Inc and includes all co-signers and co-makers signing the Note.

Collateral. The word “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default. The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

Encumbrance. The word “Encumbrance” means individually, collectively and interchangeable any and all presently existing and/or future mortgages, liens, privileges and other contractual and/or statutory security interests and rights, of every nature and kind, whether in admiralty, at law, or in equity, that now and/or in the future may affect the Collateral or any part or parts thereof.

Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601; et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act; 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word “GAAP” means generally accepted accounting principles.

Grantor. The word “Grantor” means Flotek Industries, Inc.

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. Specifically, without limitation, Indebtedness includes all amounts that may be indirectly secured by the Cross-Collateralization provision of this Agreement.

Lender. The word “Lender” means Legacy Bank, its successors and assigns, and any subsequent holder or holders of the Note or any interest therein.

Note. The word “Note” means the Note executed by Flotek Industries, Inc. in the principal amount of $752,654.62 dated September 30, 2003, together with all renewals, extensions, modifications, refinancings, consolidations substitutions of and for the note or credit agreement.

Property. The word “Property” means all of Grantor’s right, title and interest in and to all the Property as described in the “Collateral Description” section of this Agreement.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rights. The word “Rights” means any and all of Grantor’s additional rights granted and pledged to Lender as provided under this Agreement.

GRANTOR HAS READ AND UNDERSTOOD ALL OF THE PROVISION OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED SEPTEMBER 30, 2003.

GRANTOR: FLOTEK INDUSTRIES, INC. By: /s/ Jerry D. Dumas, Sr. ————————————————— Jerry D. Dumas, Sr., CEO of Flotek Industries, Inc.

By: /s/ Mark D. Kehnemund ————————————————— Mark D. Kehnemund, Chief Financial Officer of Flotek Industries, Inc.

CORPORATE RESOLUTION TO BORROW / GRANT COLLATERAL

Principal: $752,654.62; Loan Date: 09-30-2003; Maturity: 09-30-2004.

Corporation: Flotek Industries, Inc. (TIN: 77-0709256); 7030 Empire Central Drive; Houston, Texas 77040.

Lender: Legacy Bank; Legacy Bank; PO Box 1109; 2024 N. Hwy 81; Duncan, Oklahoma 73534-1109.

WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION’S EXISTENCE. The complete and correct name of the Corporation is Flotek Industries, Inc. (“Corporation”). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. The Corporation is duly authorized to transact business in the State of Oklahoma and all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains its principal office at 7030 Empire Central Drive, Houston, TX 77040. Unless the Corporation has designated otherwise in writing, this is the principal office at which the Corporation keeps its books and records. The Corporation will notify Lender prior to any change in the location of the Corporation’s state of organization or any change in the Corporation’s name. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court application to the Corporation and the Corporation’s business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation’s shareholders, duly called and held on September 30, 2003, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICERS. The following named persons are officers of Flotek Industries, Inc.:

NAMES TITLES AUTHORIZED ACTUAL SIGNATURES Jerry D. Dumas, Sr. CEO Y X /s/ Jerry D. Dumas, Sr. ————————————————— Mark D. Kehnemund Chief Financial Officer Y X /s/ Mark Kehnemund —————————————————

ACTIONS AUTHORIZED. Any two (2) of the authorized persons listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, any two (2) of such authorized persons are authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation's credit accommodations, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Corporation's indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all of the Corporation's real property and all of the Corporation's personal property (tangible or intangible), as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modification, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Corporation to Lender at any tome owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property thereto mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances. Notwithstanding the foregoing, any one of the above authorized persons may execute, deliver, or record financing statements.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Corporation's account with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as the officers may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business: None.

NOTICES TO LENDER. The Corporation will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change in the Corporation's assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation's principal office address; (F) change in the Corporation's state of organization; (G) conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the Corporation's name or state of organization will take effect until after Lender has received notice.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officers named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL. The Corporation has no corporate seal, and therefore, no seal is affixed to this Resolution.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, We have hereunto set our hand and attest that the signatures set opposite the names listed above are their genuine signatures.

We have each read all the provisions of this Resolution, and we each personally and on behalf of the Corporation certify that all statements and representations made in this Resolution are true and correct. This Corporate Resolution to Borrow / Grant Collateral is dated September 30, 2003.

THIS RESOLUTION IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS RESOLUTION IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

CERTIFIED TO AND ATTESTED BY: By: /s/ Jerry D. Dumas, Sr. ————————————————— Jerry D. Dumas, Sr., CEO of Flotek Industries, Inc.

By: /s/ Mark D. Kehnemund ————————————————— Mark D. Kehnemund, Chief Financial Officer of Flotek Industries, Inc.

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal: $752,654.62; Loan Date: 09-30-2003; Maturity: 09-30-2004.

Borrower: Flotek Industries, Inc. (TIN: 77-0709256); 7030 Empire Central Drive; Houston, Texas 77040.

Lender: Legacy Bank; Legacy Bank; PO Box 1109; 2024 N. Hwy 81; Duncan, Oklahoma 73534-1109.

LOAN TYPE. This is a Variable Rate Nondisclosable Loan to a Corporation for $752,654.62 due on September 30, 2004. The reference rate (minimum prime lending rate for large U.S. Money Center Commercial banks as published in the Money Rate Section of the Wall Street Journal, currently 4.000%) is rounded up to the nearest 0.001 percent, resulting in a current rounded index of 4.000%, to which the margin of 4.250% is added, resulting in an initial rate of 8.250.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

Personal, Family, or Household Purposes or Personal Investment.

X Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: refinance 9592507 and 9658178.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $752,654.62 as follows:

Amount paid on Borrower's account: $752,354.62 $752,354.62 Payment on Loan # 9592507 and 9658178
Other Charges Financed: $200.00 $200.00 Filing and recording
Total Financed Prepaid Finance Charge: $100.00 $100.00 Loan fee

Note Principal: $752,654.62

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED SEPTEMBER 30, 2003.

BORROWER: FLOTEK INDUSTRIES, INC. By: /s/ Jerry D. Dumas, Sr. ————————————————— Jerry D. Dumas, Sr., CEO of Flotek Industries, Inc.

By: /s/ Mark D. Kehnemund ————————————————— Mark D. Kehnemund, Chief Financial Officer of Flotek Industries, Inc.

AGREEMENT TO PROVIDE INSURANCE

Principal: $752,654.62; Loan Date: 09-30-2003; Maturity: 09-30-2004.

Grantor: Flotek Industries, Inc. (TIN: 77-0709256); 7030 Empire Central Drive; Houston, Texas 77040.

Lender: Legacy Bank; Legacy Bank; PO Box 1109; 2024 N. Hwy 81; Duncan, Oklahoma 73534-1109.

INSURANCE REQUIREMENTS. Grantor, Flotek Industries, Inc. (“Grantor”), understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Lender. These requirements are set forth in the security documents for the loan. The following minimum insurance coverages must be provided on the following described collateral (the “Collateral”):

Collateral: All inventory.
Type: All risks, including fire, theft and liability.
Amount: Full Insurable Value.
Basis: Replacement value.
Endorsements: Lender loss payable clause with stipulation that coverage will not be cancelled or diminished without a minimum of 10 days prior written notice to Lender.
Latest Delivery Date: By 10 days after the loan closing date.

Collateral: All inventory.
Type: All risks, including fire, theft and liability.
Amount: Full Insurable Value.
Basis: Replacement value.
Endorsements: Lender loss payable clause with stipulation that coverage will not be cancelled or diminished without a minimum of 10 days prior written notice to Lender.
Latest Delivery Date: By 10 days after the loan closing date.

Collateral: All inventory.
Type: All risks, including fire, theft and liability.
Amount: Full Insurable Value.
Basis: Replacement value.
Endorsements: Lender loss payable clause naming Lender as non-contributory lender loss-payee and further stipulating that coverage will not be cancelled or diminished without a minimum of 10 days prior written notice to Lender.
Latest Delivery Date: By 10 days after the loan closing date.

INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Lender. Grantor understands that credit may not be denied solely because insurance was not purchased through Lender.

FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Lender, on the latest delivery date stated above, proof of the required insurance as provided above, with an effective date of September 30, 2003, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Lender may do so at Grantor’s expense as provided in the applicable security document. The cost of any such insurance, at the option of Lender, shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF LENDER SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO AN AMOUNT EQUAL TO THE LESSER OF (1) THE UNPAID BALANCE OF THE DEBT, EXCLUDING ANY UNEARNED FINANCE CHARGES, OR (2) THE VALUE OF THE COLLATERAL; HOWEVER, GRANTOR’S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

AUTHORIZATION.     For purposes of insurance coverage on the Collateral, Grantor authorizes Lender to provide to any person (including any insurance agent or company) all information Lender deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGRESS TO ITS TERMS. THIS AGREEMENT IS DATED SEPTEMBER 30, 2003.

GRANTOR: FLOTEK INDUSTRIES, INC. By: /s/ Jerry D. Dumas, Sr. ————————————————— Jerry D. Dumas, Sr., CEO of Flotek Industries, Inc.

By: /s/ Mark D. Kehnemund ————————————————— Mark D. Kehnemund, Chief Financial Officer of Flotek Industries, Inc.

NOTICE OF FINAL AGREEMENT

Principal: $752,654.62; Loan Date: 09-30-2003; Maturity: 09-30-2004.

Borrower: Flotek Industries, Inc. (TIN: 77-0709256); 7030 Empire Central Drive; Houston, Texas 77040.

Lender: Legacy Bank; Legacy Bank; PO Box 1109; 2024 N. Hwy 81; Duncan, Oklahoma 73534-1109.

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THE WRITTEN LOAN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

As used in this Notice, the following terms have the following meanings:

Loan. The term “Loan” means the following described loan: a Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $2,250,700.00 due on August 30, 2004. The reference rate (minimum prime lending rate for large U.S. Money Center Commercial banks as published in the Money Rate Section of the Wall Street Journal, currently 4.000%) is rounded up to the nearest 0.001 percent, resulting in a current rounded index of 4.000%, to which the margin of 4.250% is added, resulting in an initial rate of 8.250.

Loan Agreement. The term “Loan Agreement” means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, including without limitation the following:

LOAN DOCUMENTS

Corporate Resolution: Flotek Industries, Inc.
Business Loan Agreement (Asset Based)
Promissory Note
OK Commercial Guaranty: Glenn S. Penny
DE Commercial Security Agreement: All Inventory, Chattel Paper and Accounts; owned by Flotek Industries, Inc.
TX Commercial Security Agreement: All Inventory, Chattel Paper and Accounts; owned by Flotek Industries, Inc.
OK Commercial Security Agreement: All Inventory, Chattel Paper and Accounts; owned by Flotek Industries, Inc.
LA Commercial Security Agreement: All Inventory, Chattel Paper and Accounts; owned by Flotek Industries, Inc.
TX Revised National UCC FS: All Inventory, Chattel Paper and Accounts; owned by Flotek Industries, Inc.
DE Revised National UCC FS: All Inventory, Chattel Paper and Accounts; owned by Flotek Industries, Inc.
LA Revised National UCC FS: All Inventory, Chattel Paper and Accounts; owned by Flotek Industries, Inc.
OK Revised National UCC FS: All Inventory, Chattel Paper Paper and Accounts; owned by Flotek Industries, Inc.
Request for UCC Information: Flotek Industries, Inc.
Agreements to Provide Insurance: All Inventory, Chattel Paper and Accounts; owned by Flotek Industries, Inc.
Disbursement Request and Authorization
Notice of Final Agreement

Parties. The term “Parties” means Legacy Bank and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:

Borrower: Flotek Industries, Inc. Grantor(s): Flotek Industries, Inc. Guarantor 1: Glenn S. Penny

Each Party who signs below, other than Legacy Bank, acknowledges, represents, and warrants to Legacy Bank that it has received, read and understood this Notice of Final Agreement. This Notice is dated September 30, 2003.

BORROWER: FLOTEK INDUSTRIES, INC. By: /s/ Jerry D. Dumas, Sr. ————————————————— Jerry D. Dumas, Sr., CEO of Flotek Industries, Inc.

By: /s/ Mark D. Kehnemund ————————————————— Mark D. Kehnemund, Chief Financial Officer of Flotek Industries, Inc.
GUARANTOR: By: /s/ Glenn S. Penny ————————— ———————— Glenn S. Penny, Individually
LENDER: By: /s/ Legacy Bank ————————————————— Legacy Bank